UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 3, 2025

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 3, 2025, American Resources Corporation (or the “Company”) issued a press releasing announcing its holding company, ReElement Technologies Corporation, a leading U.S. innovator in rare earth element (REE) and critical mineral refining, of which the Company holds approximately 19% of the current outstanding common shares, announced a joint partnership of $1.4 billion with the U.S Department of War’s Office of Strategic Capital (OSC). The funding supports the expansion of ReElement’s partnership with Vulcan Elements (“Vulcan”) to scale a 100% vertically integrated, domestic rare earth magnet supply chain. The OSC’s commitment includes two separate loans, matched by private capital: $80 million to ReElement Technologies and $620 to Vulcan Elements. These loans will directly support the production of advanced rare earth element separation, metallization, and magnet manufacturing capabilities in the United States. With the increased manufacturing and processing capabilities enabled by OSC’s loans, Vulcan Elements and ReElement will collectively scale to 10,000 metric tonnes of NdFeB magnet production capability, thereby significantly reducing the U.S. NdFeB magnet supply chain gap. In conjunction with the loan commitment, the U.S. Department of War will receive warrants in ReElement Technologies Corporation.

The information presented in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Press Release Dated November 3, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: November 3, 2025	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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